Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

TULLY’S COFFEE CORPORATION

ARTICLE 1. OFFICES

The principal office of the Corporation in the State of Washington shall be located in the City of Seattle, County of King. The Corporation may have such other offices, either in or out of the State of Washington, as the Board of Directors (at times referred to herein as the “Board”) may designate or as the business of the Corporation may require from time to time.

ARTICLE 2. SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held each year prior to the end of the succeeding fiscal year end for the purpose of electing directors and transacting such other business as may come before the meeting. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

2.2 Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation shall be held whenever called by any officer or the Board of Directors. Special meetings shall also be held whenever the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue presented for consideration at the proposed special meeting, sign, date and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting, describing the purpose or purposes for which such meeting is to be held. Only business within the purpose or purposes described in the meeting notice required by the Washington Business Corporation Act may be conducted at a special shareholders’ meeting.

2.3 Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place in or out of the State of Washington as determined by the Board of Directors, pursuant to proper notice.

2.4 Record Date. The Board of Directors is authorized to determine the record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If the Board has not determined a record date, it shall be fixed as follows:

(a) If the Board of Directors has not fixed the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, it shall be the day before the first notice is delivered to shareholders.

(b) If the Board has not fixed the record date for determining shareholders entitled to a share dividend, it shall be the date the Board of Directors authorizes the share dividend.

(c) If the Board has not fixed the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares, it shall be the date the Board authorizes the distribution.

(d) If the Board has not fixed a record date for determining the shareholders entitled to demand a special meeting, it shall be the date the first shareholder signs the demand.

A record date may not be more than sixty (60) days before the meeting or action requiring a determination of shareholders.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

2.5 Shareholders’ List For Meeting. After fixing a record date for a meeting, an alphabetical list shall be prepared of the names of all of the Corporation’s shareholders on the record date who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder.

The shareholders’ list must be available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, the shareholder’s agent, or the shareholder’s attorney is entitled to inspect the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, the shareholder’s agent, or the shareholder’s attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of action taken at the meeting.

2.6 Notice. Written notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose or purposes for which such meeting is called, shall be given by the Corporation not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote unless required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote, to the shareholder’s address as it appears on the current record of shareholders of this Corporation.

Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 2.4 of this Article 2, notice of the adjourned meeting must be given under this Section to persons who are shareholders as of the new record date.

2.7 Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any provision of the Washington Business Corporation Act, as amended, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods:

(a) In writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records;

(b) Attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

(c) Failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

2.8 Quorum of Shareholders. At any meeting of shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 2.4 of this Article 2. At such reconvened meeting, any business may be transacted which might have been transacted at the meeting as original notified.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Washington Business Corporation Act, as amended, the Articles of Incorporation or these Bylaws of this Corporation, require a different vote.

2.9 Proxies. Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

2.10 Voting. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders, meeting.

2.11 Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

ARTICLE 3. BOARD OF DIRECTORS

3.1 General Powers. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors (at times referred to herein as the “Board”), except as otherwise provided by its Articles of Incorporation.

3.2 General Standards For Directors.

(a) A director shall discharge the duties of a director, including duties as a member of a committee:

(1) In good faith;

(2) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(3) In a manner the director reasonably believes to be in the best interests of the Corporation.

(b) In discharging the duties of a director, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

(1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

(3) A committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

(c) A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (b) of this Section 3.2 unwarranted.

(d) A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director’s office in compliance with this Section 3.2.

3.3 Number and Qualifications. The Board of Directors shall consist of at least one (1) individual; provided, however, that the number of directors may be increased or decreased from time to time to any number not less than one (1) by the shareholders or by the Board of Directors at any regular or special meeting.

A director need not be a resident of the State of Washington nor a shareholder of the Corporation.

3.4 Election and Term of Office.

(a) Directors shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter.

(b) The terms of the initial directors of the Corporation expire at the first shareholders’ meeting at which directors are elected.

(c) The terms of all other directors expire at the next annual shareholders’ meeting following their election.

(d) The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

(e) A decrease in the number of directors does not shorten an incumbent director’s term.

(f) Despite the expiration of a director’s term, each director shall continue to serve until the director’s respective successor is elected and qualified or until there is a decrease in the number of directors.

3.5 Meetings and Action of the Board.

(a) Regular Meetings. The Board of Directors may hold regular meetings at such times and at such places in or out of the State of Washington, as the Board by vote may determine, and if so determined, no notice thereof need be given.

(b) Special Meetings. The Board of Directors may hold special meetings in or out of the State of Washington, at any time or place, whenever called by any officer or two (2) or more directors, notice thereof being given to each director by the officer calling or by the officer directed to call the meeting.

(c) Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.6 Notice.

(a) No notice is required for regular meetings of the Board of Directors.

(b) Notice of special meetings of the Board of Directors shall be given at least two (2) days prior to the date of the meeting, stating the date, time, and place thereof. Such notice may be oral or written. The purpose of the meeting need not be given in the notice.

3.7 Waiver of Notice. A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance at or participation in a meeting shall constitute waiver of any required notice to the director of the meeting, unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum and Voting.

(a) A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.

(b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, except as otherwise required by the Articles of Incorporation or by these Bylaws.

3.9 Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

3.10 Resignation and Removal.

(a) Any director of this Corporation may resign at any time by giving written notice to the Board of Directors, its Chairperson, the President, or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

(b) The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors.

(c) A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal.

3.11 Vacancies. Unless otherwise provided by the Washington Business Corporation Act, as amended, in the case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, or the shareholders, may fill the vacancy. If the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office.

3.12 Compensation. By resolution of the Board of Directors, each director may be paid expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

3.13 Presumption of Assent. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless:

(a) The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

(b) The director’s dissent or abstention from the action is entered in the minutes of the meeting; or

(c) The director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.14 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors may designate from among its members an Executive Committee and one or more other committees, each of which:

(a) Must have two (2) or more members;

(b) Must be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and

(c) To the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have the authority to:

(1) Authorize or approve a distribution except according to a general, formula or method prescribed by the Board of Directors;

(2) Approve or propose to shareholders action which the Washington Business Corporation Act, as amended, requires to be approved by the shareholders;

(3) Fill vacancies on the Board of Directors or on any of its committees;

(4) Amend the Articles of Incorporation;

(5) Adopt, amend, or repeal these Bylaws;

(6) Approve a plan of merger not requiring shareholder approval; or

(7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE 4. SPECIAL MEASURES

APPLYING TO BOTH SHAREHOLDERS’ MEETINGS

AND DIRECTORS MEETINGS

4.1 Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by all of the shareholders entitled to vote thereon, or by all of the members of the Board of Directors, as the case may be. The action must be evidenced by one or more written consents describing the action to be taken, signed by all of the shareholders entitled to vote thereon, or by all directors, as the case may be, and delivered to the Corporation for inclusion in the minutes. Directors’ consents may be signed either before or after the action taken.

A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. A director may not withdraw consent.

Action taken by unanimous written consent is effective when the last director signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the Corporation, unless the consent specifies a later effective date.

If the corporate laws of the State of Washington require that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to the nonvoting shareholders a notice of meeting at which the proposed action would have been submitted to such shareholders for action.

4.2 Conference Telephone. Meetings of the shareholders and Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

4.3 Oral and Written Notice. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated.

Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice. Written notice is effective at the earliest of the following:

(a) When received;

(b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage; or

(c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notwithstanding the previous sentence, written notice by the Corporation to a shareholder is effective when mailed, if it is in comprehensible form and if mailed with first-class postage and correctly addressed to the shareholder’s address shown on the Corporation’s current record of shareholders.

ARTICLE 5. OFFICERS

5.1 Positions. The officers of this Corporation shall be a President and a Secretary or a Secretary/Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board or appointed by a duly appointed officer to whom such authority has been delegated by Board resolution, including a Treasurer, and one or more Vice-Presidents. No officer need be a shareholder or a director of this Corporation. Any two or more offices may be held by the same person.

The Board of Directors in its discretion may elect a Chairman from among its members to serve as Chairman of the Board, who, when present, shall preside at all meetings of the Board, and who shall have such other powers as the Board may determine. The Chairman shall be the chief executive officer of the Corporation. If the Board fails to elect a Chairman, the President of the Corporation shall be its chief executive officer as well as its chief operating officer.

5.2 Appointment and Term of Office. The officers of this Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

5.3 Powers and Duties. If the Board appoints persons to fill the following officer positions, such officers shall have the powers and duties set forth below:

(a) President. The President shall be the chief operating officer of this Corporation and, subject to the direction and control of the Board of Directors, shall have general supervision of the business of this Corporation. Unless a Chairman of the Board of Directors has been elected and is present, the President shall preside at meetings of the Board and shall be the chief executive officer of the Corporation. The President or any Vice-President or such other persons as are specifically authorized by vote of the Board shall sign all bonds, deeds, mortgages, and any other agreements, and such signatures shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors shall designate.

(b) Vice-President. During the absence or disability of the President, the Vice-President (or in the event that there be more than one Vice-President, the Vice Presidents in the order designated by the Board of Directors) shall exercise all functions of the President, except as limited by resolution of the Board of Directors. Each Vice-President shall have such duties as may be assigned from time to time to such Vice President by the President or by the Board of Directors.

(c) Secretary. The Secretary shall:

(1) Prepare minutes of the directors, and shareholders, meetings and keep them in one or more books provided for that1purpose;

(2) Authenticate records of the Corporation;

(3) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(4) Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

(5) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(6) Sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(7) Have general charge of the stock transfer books of the Corporation; and

(8) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors. In the Secretary’s absence, an Assistant Secretary may perform the Secretary’s duties.

(d) Treasurer. The Treasurer shall have the care and custody of -the money, funds, and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office.

5.4 Salaries and Contract Rights. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

5.5 Resignation or Removal. Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors, or to any officer of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

The Board of Directors, by majority vote, may remove any officer or agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.6 Vacancies. If the office of any officer becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE 6. CONTRACTS, LOANS,

CHECKS AND DEPOSITS

6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.3 Loans to Officers and Directors. No loans shall be made by the Corporation to its officers or directors, unless approved by either (a) the holders of two-thirds (2/3) of the shares, or (b) a unanimous vote of the disinterested Directors of the Corporation. No loans shall be made by the Corporation secured by its shares.

6.4 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

6.5 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 7. CERTIFICATES FOR SHARES

AND THEIR TRANSFER

7.1 Issuance of Certificates for Shares. No shares of this Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act, as amended, and shall state:

(a) The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, which such certificate represents.

7.2 Transfer of Stock. Shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in writing on the reverse side of the certificate or by a written power of attorney to assign and transfer the same on the books of this Corporation. The shares shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed.

7.3 Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate may be issued upon such terms as the Board of Directors shall prescribe.

7.4 Record Date and Transfer Books. As set forth in Section 2.4 of these Bylaws, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

7.5 Voting Record. As set forth in Section 2.5 of these Bylaws, the officer or agent having charge of the stock transfer books for shares of this Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.

ARTICLE 8. BOOKS AND RECORDS

8.1 Minute Book, Books of Accounts, and Share Register. The Corporation:

(a) Shall keep as permanent records minutes of all meetings of its shareholders and the Board of Directors, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

(b) Shall maintain appropriate accounting records;

(c) Or its agent shall maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

(d) Shall keep a copy of the following records at its principal office:

(1) The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(2) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3) The minutes of all shareholders, meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles, or, if not, prepared on a basis explained therein;

(5) All written communications to shareholders generally within the past three (3) years;

(6) A list of the names and business addresses of its current directors and officers; and

(7) Its most recent annual report delivered to the Washington Secretary of State.

8.2 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary of the Corporation.

ARTICLE 9. FISCAL YEAR

AND FINANCIAL STATEMENTS

9.1 Fiscal Year. The fiscal year end of the Corporation shall be determined by resolution of the Board of Directors.

9.2 Financial Statements. Not later than four months after the close of each fiscal year, and in any event prior to the annual meeting of shareholders, the Corporation shall prepare:

(a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

(b) An income statement showing the results of the Corporation’s operation during its fiscal year.

Such statements may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate. If financial statements are prepared by the Corporation for any purpose on the basis of generally accepted accounting principles, the annual statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared only on a basis other than generally accepted accounting principles, they must be prepared, and disclose that they are prepared, on the same basis as other reports and statements prepared by the Corporation for the use of others.

Upon written request, the Corporation shall promptly mail to any shareholder a copy of the most recent balance sheet and income statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds, and a statement of changes in shareholders’ equity, for the most recent fiscal year.

If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records:

(a) Stating the person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the basis used for statements prepared for the preceding year.

For purposes of this section, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on the beneficial owner’s behalf.

ARTICLE 10. CORPORATE SEAL

The seal of this Corporation, if the Corporation has a corporate seal, shall consist of the name of the Corporation, the state of its incorporation and the year of its incorporation.

ARTICLE 11. INDEMNIFICATION OF

DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

11.1 Definitions. As used in this Article 11:

(a) “Act” means the Washington Business Corporation Act, now or hereafter in force.

(b) “Corporation” means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

(c) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(d) “Expenses” include counsel fees.

(e) “Indemnitee” means an individual made a party to a proceeding because the individual is or was a director, officer, employee, or agent of the Corporation, and who possesses indemnification rights pursuant to the Articles of Incorporation, these Bylaws, or other corporate action. If the Articles of Incorporation so provide, the term shall also include, for officers, employees, or agents, service at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Indemnitee” shall also include the heirs, executors, and other successors in interest of such individuals.

(f) “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

(g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

11.2 Indemnification of Directors, Officers, Employees and Agents. The Corporation shall indemnify and advance expenses to its directors, officers, agents, and employees, as follows:

(a) Directors and Officers. The Corporation shall indemnify its directors and officers to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of:

(1) Acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law;

(2) Conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or

(3) Any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director was not legally entitled.

(b) Employees and Agents Who Are Not Directors. The Corporation shall indemnify and advance expenses to its employees and agents who are not directors to the same extent as directors and officers against liability arising out of a proceeding to which such individual was made a party because the individual is or was an employee or agent of the Corporation.

(c) Advance for Expenses. The Corporation shall advance expenses incurred by such persons who are parties to a proceeding in advance of final disposition of the proceeding pursuant to the terms set forth in these Bylaws, or in a separate directors, resolution or contract.

11.3 Procedure for Seeking Indemnification and/or Advancement of Expenses.

(a) Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

With respect to any such proceeding as to which Indemnitee has notified the Corporation:

(1) The Corporation will be entitled to participate therein at its own expense;

(2) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel will not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in connection with such defense. However:

—	Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee’s expense; and

—	If:

(i) The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(iii) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

(b) Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board of Directors:

—	A sworn statement requesting indemnification; and

—	Reasonable evidence of all amounts for which indemnification is requested (together, constitutes “Indemnification Statement”).

Submission of an Indemnification Statement to the Board of Directors shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless

(i) Within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article;

(ii) Such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and

(iii) The Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

At the election of the President, the foregoing determination may be made:

—	By the written consent of the shareholders owning a majority of the stock of the Corporation;

—	by a committee chosen by written consent of a majority of the directors of the Corporation, and consisting solely of two (2) or more directors not at the time parties to the proceeding; or

—	As provided by RCW 23B.08.550, as amended.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

(c) Special Procedure Regarding Advance for Expenses. An indemnitee seeking payment of expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

(1) A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(2) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the director did not meet the required standard of conduct.

If the Corporation determines that indemnification is authorized, the Indemnitee’s request for advance of expenses shall be granted.

(d) Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation’s written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to a proposed settlement.

11.4 Contract and Related Rights.

(a) Contract Rights. The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

(b) Optional Insurance, Contracts, and Funding. The Corporation may:

(1) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or .520, or successor statute;

(2) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(3) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

(c) Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

(d) Right of Indemnitee to Bring Suit. If a claim under this Article:

—	For indemnification is not paid in full by the Corporation within sixty (60) days; or

—	For advancement of expenses is not paid in full by the Corporation within twenty (20) days,

after a written claim has been received by the Corporation, the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

Neither:

(1) The failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification of or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances, nor

(2) An actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

11.5 Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to Indemnitee with respect to any proceeding:

(a) Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

(b) Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

(c) Insured Claims. For which any of the expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.

(d) Prohibited by Law. If the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (“SEC”) has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

ARTICLE 12. AMENDMENTS TO BYLAWS

12.1 By the Shareholders. These Bylaws may be amended or repealed by a majority of all of the votes entitled to be cast, at any annual or special meeting of the shareholders notice of the proposed amendment is contained in the notice of the meeting.

12.2 By the Board of Directors. These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

ARTICLE 13. RULES OF ORDER

The rules contained in the most recent edition of Robert’s Rules of Order, newly revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, these Bylaws, or other rules of order of this Corporation.

These amended and restated Bylaws were ADOPTED by the Board of Directors on November 7, 2003.

/s/ Kristopher S. Galvin
Kristopher S. Galvin
Corporate Secretary

Dated: November 7, 2003